Exhibit 99

          PRESS RELEASE                                                                                                                                      FOR IMMEDIATE RELEASE
MGM MIRAGE REPORTS THIRD QUARTER FINANCIAL RESULTS
Operating Trends Continue to Improve;
Credit Facility Amended to Provide Further Financial Flexibility
Las Vegas, Nevada, November 5, 2009 — MGM MIRAGE (NYSE: MGM) today announced its financial results for the third quarter of 2009. The Company reported a third quarter diluted loss per share of $1.70 compared to income per share of $0.22 in the prior year third quarter. The current year results were impacted by non-cash impairment charges totaling $1.17 billion, or $1.72 loss per diluted share net of tax, including a pre-tax non-cash impairment charge of $956 million related to the Company’s investment in CityCenter and a pre-tax non-cash charge of $203 million related to impairment of CityCenter’s residential real estate under development.
The following table lists items which affect the comparability of the current and prior year quarterly results (EPS impact, net of tax, per diluted share; negative amounts represent charges to income):

Three months ended September 30,	2009	2008

Preopening and start-up expenses	$(0.01)	$(0.01)
Property transactions net:
Investment in CityCenter non-cash impairment charge	(1.40)	—
Other property transactions, net	(0.02)	(0.08)
Income (loss) from unconsolidated affiliates:
CityCenter joint venture residential non-cash impairment charge	(0.30)	—
Borgata joint venture insurance proceeds	0.02	—
The following key results for the quarter are presented on a “same store” basis excluding the results of TI in the prior year as the Company completed the sale of TI in March 2009:
•	Net revenue decreased 9% to $1.5 billion;

•	Casino revenue decreased 1% with strong baccarat results during the quarter;

•	Las Vegas Strip REVPAR[1] decreased 23% compared to the prior year quarter versus a 31% year-over-year decrease in the second quarter of 2009;

•	Property EBITDA[2] was $415 million excluding items outlined in the detailed discussion below, or down 12%; and

•	MGM Grand Macau earned operating income of $50 million, including depreciation expense of $23 million. The Company’s 50% share of MGM Grand Macau’s operating results was approximately $24 million, which is included in income (loss) from unconsolidated affiliates.
“We continue to show sequential improvement in our operating results over the course of 2009. Property EBITDA on a comparable basis increased from $379 million in the second quarter to $415 million in the third quarter with sequential improvement in our margins as well – 25% in the second quarter increasing to 27% in the third quarter,” said Jim Murren, MGM MIRAGE Chairman and Chief Executive Officer. “We continue to earn occupancy through our superior assets and focus on the customer, resulting in increased market share. We expect CityCenter to grow our business significantly and we are extremely excited to open this tremendous asset, with Vdara opening in less than a month on December 1, followed by Crystals on December 3, Mandarin Oriental on December 4, and Aria Resort and Casino on December 16.”
MGM MIRAGE • 3600 LAS VEGAS BLVD SOUTH • LAS VEGAS, NV 89109 • PH: 702.693.7120 • FX: 702.693.8626 • WWW.MGMMIRAGE.COM

Detailed Discussion of Third Quarter Operating Results
(Results are presented on a same store basis excluding TI)
Casino revenue declined 1%, with table games revenue up 7% and slots revenue down 6%. The Company’s table games volume was up 3% in the quarter, including a 75% increase in baccarat volume. The overall table games hold percentage was slightly above the Company’s normal 18% to 22% range in the current year period; in the prior year quarter the hold percentage was near the top end of the range. The 6% decrease in slots revenue represents a sequential improvement from the 11% year-over-year decrease in the second quarter of 2009 and 13% year-over-year decrease in the first quarter of 2009.
Rooms revenue decreased 21% while Las Vegas Strip REVPAR decreased 23%. Anticipated weakness in convention traffic led to lower room rates, however increased leisure and casino business has led to sequential improvements in occupancy throughout 2009. The following table shows key hotel statistics for the Company’s Las Vegas Strip resorts:

Three months ended September 30,	2009	2008

Occupancy %	95%	95%
Average Daily Rate (ADR)	$105	$136
Revenue per Available Room (REVPAR)	$100	$129
Corporate expense increased to $32 million compared to $24 million in the 2008 third quarter. The prior year quarter included a $7 million reversal of bonus accruals.
The current quarter loss from unconsolidated affiliates of $133 million includes a $203 million non-cash charge related to the impairment of residential real estate under development at CityCenter. Excluding this item, income from unconsolidated affiliates increased 81% as a result of strong operating results at MGM Grand Macau and Borgata, as well as approximately $14 million for the Company’s share of insurance proceeds recognized by Borgata.
Property EBITDA as reported was $203 million. On a comparable basis Property EBITDA was $415 million, down 12% from the prior year quarter with a margin of 27% compared to a 28% margin in the prior year quarter. The following table lists the items that impacted comparability of Property EBITDA (expense/(income)):

Three months ended September 30,	2009	2008

	(In thousands)
Preopening and start-up expenses	$10,058	$5,451
2008 bonus accrual reversal	—	(14,325)
Property transactions, net	13,438	1,856
Income (loss) from unconsolidated affiliates:
CityCenter joint venture residential non-cash impairment charge	202,559	—
Borgata joint venture insurance proceeds	(14,367)	—
Operating loss for the third quarter was $963 million. After adjusting for items affecting comparability, including a total company-wide bonus accrual reversal of $22 million in the prior year, operating income decreased 16% compared to prior year with a margin of 13% compared to a 14% margin in the prior year. The Company has continued to manage its cost structure with full-time equivalents down 12% for the third quarter compared to the 2008 quarter, despite achieving occupancy levels equal to prior year. Non-operating expense increased to $195 million in the current year quarter mainly due to higher interest costs associated with the Company’s fixed rate senior note issuances in the fourth quarter of 2008 and during 2009 and higher interest rates on the Company’s senior credit facility, which factors were partially offset by higher capitalized interest.
MGM MIRAGE • 3600 LAS VEGAS BLVD SOUTH • LAS VEGAS, NV 89109 • PH: 702.693.7120 • FX: 702.693.8626 • WWW.MGMMIRAGE.COM

Financial Position
Effective November 4, the Company and its lenders amended its senior credit facility to permit the Company to:
•	Issue additional unsecured debt to refinance certain existing debt so long as the maturity of the newly issued debt is not earlier than the maturity of the debt being refinanced or six months after the date the senior credit facility is set to mature.

•	Issue, in addition to any such refinancing debt, up to $1 billion of other unsecured debt, provided that 50% of the net cash proceeds over $250 million must be applied to permanently reduce outstanding senior credit facility balances;

•	Issue additional equity securities, subject to compliance with the certain provisions, provided that 50% of the net cash proceeds over $500 million must be applied to reduce outstanding senior credit facility balances.
“This amendment restores our credit facility to normal operating terms in line with our past arrangements,” said Dan D’Arrigo, MGM MIRAGE Executive Vice President and Chief Financial Offer. “Our uniquely strong relationship with our bank group provides us with confidence in our ability to further enhance our financial position.”
At September 30, 2009, the Company had approximately $4.3 billion of borrowings outstanding under its senior credit facility with available borrowings of $1.4 billion. The Company’s cash balance was $897 million at September 30, 2009, higher than normal due to net proceeds of approximately $451 million from its September issuance of $475 million 11.375% senior unsecured notes due 2018. In October, the Company used these proceeds to pay down the senior credit facility, including a permanent reduction in the facility of $226 million.
During the third quarter of 2009 the Company made capital investments of approximately $28 million related to various ongoing capital projects at its resorts and funded the remaining $89 million required pursuant to the Company’s irrevocable letter of credit to CityCenter.
“Our $475 million unsecured senior notes due were issued at an attractive yield in September, and our recent bank amendment is another important step in our ongoing re-capitalization strategy,” said Mr. D’Arrigo. “Net of proceeds from our senior notes issuance, debt at the end of the quarter was $12.5 billion and we will remain focused on strategically de-leveraging our balance sheet.”
MGM MIRAGE will hold a conference call to discuss its third quarter results at 11:00 a.m. Eastern Standard Time today. The call can be accessed live at www.companyboardroom.com or www.mgmmirage.com, or by calling 1-800-526-8531 (domestic) or 1-706-758-3659 (international). Until November 11, 2009, a complete replay of the conference call can be accessed by dialing 1-800-642-1687 or 1-706-645-9291, access code 35345375. A complete replay of the call will also be made available at www.mgmmirage.com. Supplemental detailed earnings information will also be available on the Company’s website.
MGM MIRAGE • 3600 LAS VEGAS BLVD SOUTH • LAS VEGAS, NV 89109 • PH: 702.693.7120 • FX: 702.693.8626 • WWW.MGMMIRAGE.COM

[1]	REVPAR is hotel Revenue per Available Room.

[2]	“EBITDA” is earnings before interest and other non-operating income (expense), taxes, depreciation and amortization. “Property EBITDA” is EBITDA before corporate expense and stock compensation expense. EBITDA information is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry, and 2) a principal basis for valuation of gaming companies. In addition, capital allocation, tax planning, financing and stock compensation awards are all managed at the corporate level. Management uses Property EBITDA as the primary measure of the Company’s operating resorts’ performance, including the evaluation of operating personnel. EBITDA should not be construed as an alternative to operating income, as an indicator of the Company’s operating performance; or as an alternative to cash flows from operating activities, as a measure of liquidity; or as any other measure determined in accordance with generally accepted accounting principles. The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in EBITDA. Also, other gaming companies that report EBITDA information may calculate EBITDA in a different manner than the Company. Reconciliations of consolidated EBITDA to net income and of operating income to Property EBITDA are included in the financial schedules accompanying this release.
*       *      *
MGM MIRAGE (NYSE: MGM), one of the world’s leading and most respected companies with significant holdings in gaming, hospitality and entertainment, owns and operates 16 properties located in Nevada, Mississippi and Michigan, and has 50% investments in four other properties in Nevada, New Jersey, Illinois and Macau.  CityCenter, an unprecedented urban metropolis on the Las Vegas Strip scheduled to open in late 2009, is a joint venture between MGM MIRAGE and Infinity World Development Corp, a subsidiary of Dubai World.  MGM MIRAGE Hospitality has entered into management agreements for future casino and non-casino resorts throughout the world.  MGM MIRAGE supports responsible gaming and has implemented the American Gaming Association’s Code of Conduct for Responsible Gaming at its properties. MGM MIRAGE has received numerous awards and recognitions for its industry-leading Diversity Initiative and its community philanthropy programs.  For more information about MGM MIRAGE, please visit the Company’s Web site at http://www.mgmmirage.com.
Statements in this release which are not historical facts are “forward looking” statements and “safe harbor statements” under the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including risks and/or uncertainties as described in the company’s public filings with the Securities and Exchange Commission.

Contacts:

Investment Community	News Media
DANIEL J. D’ARRIGO	ALAN M. FELDMAN
Executive Vice President,	Senior Vice President
Chief Financial Officer	Public Affairs
(702) 693-8895	(702) 650-6947
MGM MIRAGE • 3600 LAS VEGAS BLVD SOUTH • LAS VEGAS, NV 89109 • PH: 702.693.7120 • FX: 702.693.8626 • WWW.MGMMIRAGE.COM

MGM MIRAGE AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2009	2008	2009	2008
Revenues:
Casino	$699,806	$739,331	$1,990,103	$2,271,978
Rooms	340,165	458,051	1,045,504	1,500,322
Food and beverage	344,284	395,090	1,040,540	1,229,045
Entertainment	128,568	135,673	369,998	408,541
Retail	54,525	69,205	156,785	202,060
Other	138,073	155,335	419,248	478,664

	1,705,421	1,952,685	5,022,178	6,090,610
Less: Promotional allowances	(172,198)	(167,154)	(496,005)	(506,355)

	1,533,223	1,785,531	4,526,173	5,584,255

Expenses:
Casino	367,720	383,406	1,093,068	1,200,948
Rooms	108,273	136,313	325,247	412,846
Food and beverage	196,778	237,130	590,137	720,201
Entertainment	91,422	94,667	267,786	288,617
Retail	33,684	42,411	99,760	128,070
Other	91,261	99,389	260,562	307,521
General and administrative	290,766	326,831	825,130	971,016
Corporate expense	31,928	24,466	99,295	83,537
Preopening and start-up expenses	10,058	5,505	27,539	17,626
Restructuring costs	—	—	493	329
Property transactions, net	971,208	32,326	779,331	34,984
Depreciation and amortization	170,651	200,102	521,877	591,659

	2,363,749	1,582,546	4,890,225	4,757,354

Income (loss) from unconsolidated affiliates	(132,893)	38,572	(113,169)	89,728

Operating income (loss)	(963,419)	241,557	(477,221)	916,629

Non-operating income (expense):
Interest income	857	5,910	11,535	13,056
Interest expense, net	(181,899)	(144,751)	(554,822)	(439,844)
Non-operating items from unconsolidated affiliates	(14,613)	(9,552)	(38,058)	(26,731)
Other, net	826	2,125	(234,693)	791

	(194,829)	(146,268)	(816,038)	(452,728)

Income (loss) before income taxes	(1,158,248)	95,289	(1,293,259)	463,901
Benefit (provision) for income taxes	407,860	(34,011)	435,495	(171,176)

Net income (loss)	$(750,388)	$61,278	$(857,764)	$292,725

Per share of common stock:

Basic:
Net income (loss) per share	$(1.70)	$0.22	$(2.40)	$1.04

Weighted average shares outstanding	441,214	276,417	357,348	280,926

Diluted:
Net income (loss) per share	$(1.70)	$0.22	$(2.40)	$1.02

Weighted average shares outstanding	441,214	279,846	357,348	287,604

MGM MIRAGE AND SUBSIDIARIES
SUPPLEMENTAL DATA — NET REVENUES
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2009	2008	2009	2008
Las Vegas Strip	$1,224,563	$1,450,899	$3,603,099	$4,569,476
Other Nevada	33,070	41,334	94,845	117,005
MGM Grand Detroit	124,753	139,859	389,365	430,067
Mississippi	125,463	135,357	369,667	408,980
Management operations	25,374	18,082	69,197	58,727

	$1,533,223	$1,785,531	$4,526,173	$5,584,255

MGM MIRAGE AND SUBSIDIARIES
SUPPLEMENTAL DATA — PROPERTY EBITDA
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2009	2008	2009	2008
Las Vegas Strip	$286,731	$398,998	$867,405	$1,361,238
Other Nevada	1,704	3,226	3,406	1,806
MGM Grand Detroit	26,823	33,849	100,992	106,785
Mississippi	29,580	26,208	89,713	82,194
Management operations	1,874	5,066	10,785	13,815
Unconsolidated resorts	(143,379)	34,535	(139,984)	74,536

	$203,333	$501,882	$932,317	$1,640,374

MGM MIRAGE AND SUBSIDIARIES
DETAIL OF CERTAIN CHARGES AFFECTING PROPERTY EBITDA and EBITDA
(In thousands)
(Unaudited)
Three Months Ended September 30, 2009

	Preopening		Property
	and start-up	Restructuring	transactions,
	expenses	costs	net	Total
Las Vegas Strip	$(614)	$—	$5,059	$4,445
Other Nevada	—	—	—	—
MGM Grand Detroit	—	—	5,906	5,906
Mississippi	—	—	—	—
Management operations	—	—	2,473	2,473
Unconsolidated resorts	10,672	—	—	10,672

	10,058	—	13,438	23,496
Corporate and other	—	—	957,770	957,770

	$10,058	$—	$971,208	$981,266

Three Months Ended September 30, 2008

	Preopening		Property
	and start-up	Restructuring	transactions,
	expenses	costs	net	Total
Las Vegas Strip	$1,494	$—	$1,765	$3,259
Other Nevada	—	—	20	20
MGM Grand Detroit	—	—	—	—
Mississippi	—	—	71	71
Management operations	—	—	—	—
Unconsolidated resorts	3,957	—	—	3,957

	5,451	—	1,856	7,307
Corporate and other	54	—	30,470	30,524

	$5,505	$—	$32,326	$37,831

MGM MIRAGE AND SUBSIDIARIES
DETAIL OF CERTAIN CHARGES AFFECTING PROPERTY EBITDA and EBITDA (continued)
(In thousands)
(Unaudited)
Nine Months Ended September 30, 2009

	Preopening		Property
	and start-up	Restructuring	transactions,
	expenses	costs	net	Total
Las Vegas Strip	$138	$493	$(211)	$420
Other Nevada	—	—	6	6
MGM Grand Detroit	—	—	5,906	5,906
Mississippi	—	—	157	157
Management operations	—	—	2,473	2,473
Unconsolidated resorts	27,401	—	—	27,401

	27,539	493	8,331	36,363
Corporate and other	—	—	771,000	771,000

	$27,539	$493	$779,331	$807,363

Nine Months Ended September 30, 2008

	Preopening		Property
	and start-up	Restructuring	transactions,
	expenses	costs	net	Total
Las Vegas Strip	$2,114	$329	$926	$3,369
Other Nevada	—	—	2,207	2,207
MGM Grand Detroit	135	—	8	143
Mississippi	—	—	73	73
Management operations	—	—	—	—
Unconsolidated resorts	15,276	—	—	15,276

	17,525	329	3,214	21,068
Corporate and other	101	—	31,770	31,871

	$17,626	$329	$34,984	$52,939

MGM MIRAGE AND SUBSIDIARIES
RECONCILIATION OF CONSOLIDATED EBITDA TO NET INCOME (LOSS)
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2009	2008	2009	2008
EBITDA	$(792,768)	$441,659	$44,656	$1,508,288
Depreciation and amortization	(170,651)	(200,102)	(521,877)	(591,659)

Operating income (loss)	(963,419)	241,557	(477,221)	916,629

Non-operating income (expense):
Interest expense, net	(181,899)	(144,751)	(554,822)	(439,844)
Other	(12,930)	(1,517)	(261,216)	(12,884)

	(194,829)	(146,268)	(816,038)	(452,728)

Income (loss) before income taxes	(1,158,248)	95,289	(1,293,259)	463,901
Benefit (provision) for income taxes	407,860	(34,011)	435,495	(171,176)

Net income (loss)	$(750,388)	$61,278	$(857,764)	$292,725

MGM MIRAGE AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME TO PROPERTY EBITDA
(In thousands)
(Unaudited)
Three Months Ended September 30, 2009

	Operating income (loss)	Depreciation and amortization	EBITDA
Las Vegas Strip	$158,274	$128,457	$286,731
Other Nevada	238	1,466	1,704
MGM Grand Detroit	17,889	8,934	26,823
Mississippi	13,593	15,987	29,580
Management operations	847	1,027	1,874
Unconsolidated resorts	(143,379)	—	(143,379)

	47,462	155,871	203,333
Stock compensation			(9,319)
Corporate and other			(986,782)

			$(792,768)

Three Months Ended September 30, 2008

	Operating income (loss)	Depreciation and amortization	EBITDA
Las Vegas Strip	$249,481	$149,517	$398,998
Other Nevada	1,588	1,638	3,226
MGM Grand Detroit	19,587	14,262	33,849
Mississippi	10,480	15,728	26,208
Management operations	2,531	2,535	5,066
Unconsolidated resorts	34,535	—	34,535

	318,202	183,680	501,882
Stock compensation			(8,870)
Corporate and other			(51,353)

			$441,659

Nine Months Ended September 30, 2009

	Operating income (loss)	Depreciation and amortization	EBITDA
Las Vegas Strip	$482,115	$385,290	$867,405
Other Nevada	(1,131)	4,537	3,406
MGM Grand Detroit	70,658	30,334	100,992
Mississippi	40,775	48,938	89,713
Management operations	4,699	6,086	10,785
Unconsolidated resorts	(139,984)	—	(139,984)

	457,132	475,185	932,317
Stock compensation			(27,076)
Corporate and other			(860,585)

			$44,656

Nine Months Ended September 30, 2008

	Operating income (loss)	Depreciation and amortization	EBITDA
Las Vegas Strip	$917,235	$444,003	$1,361,238
Other Nevada	(2,818)	4,624	1,806
MGM Grand Detroit	63,875	42,910	106,785
Mississippi	35,441	46,753	82,194
Management operations	7,203	6,612	13,815
Unconsolidated resorts	74,536	—	74,536

	1,095,472	544,902	1,640,374
Stock compensation			(29,665)
Corporate and other			(102,421)

			$1,508,288

MGM MIRAGE AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	September 30,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$896,990	$295,644
Accounts receivable, net	309,281	303,416
Inventories	98,121	111,505
Income tax receivable	166,907	64,685
Deferred income taxes	45,997	63,153
Prepaid expenses and other	107,169	155,652
Assets held for sale	—	538,975

Total current assets	1,624,465	1,533,030

Property and equipment, net	15,751,056	16,289,154

Other assets:
Investments in and advances to unconsolidated affiliates	3,544,425	4,642,865
Goodwill	86,353	86,353
Other intangible assets, net	344,976	347,209
Deposits and other assets, net	375,246	376,105

Total other assets	4,351,000	5,452,532

	$21,726,521	$23,274,716

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$130,708	$142,693
Construction payable	13,208	45,103
Current portion of long-term debt	—	1,047,614
Accrued interest on long-term debt	205,786	187,597
Other accrued liabilities	807,427	1,549,296
Liabilities related to assets held for sale	—	30,273

Total current liabilities	1,157,129	3,002,576

Deferred income taxes	3,142,220	3,441,198
Long-term debt	12,910,322	12,416,552
Other long-term obligations	221,707	440,029
Stockholders’ equity:
Common stock, $.01 par value: authorized 600,000,000 shares, issued 441,163,787 and 369,283,995 shares and outstanding 441,163,787 and 276,506,968 shares	4,412	3,693
Capital in excess of par value	3,487,883	4,018,410
Treasury stock, at cost: 0 and 92,777,027 shares	—	(3,355,963)
Retained earnings	804,450	3,365,122
Accumulated other comprehensive loss	(1,602)	(56,901)

Total stockholders’ equity	4,295,143	3,974,361

	$21,726,521	$23,274,716